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                                                                   EXHIBIT 23(b)


                          Consent of Dorsey & Whitney

                                January 24, 1994



  Bank of Montana System
  Board of Directors
  5500 Wayzata Boulevard
  Golden Valley, Minnesota  55416

          RE: Consent to Filing Form of Tax Opinion

  Ladies and Gentlemen:

       We hereby consent to the inclusion of the form of tax opinion of Dorsey & Whitney as an exhibit to the Registration Statement on Form S-4 which has been delivered to the Securities and Exchange Commission in connection with the merger of a wholly-owned subsidiary of Norwest Corporation, a Delaware corporation ("Norwest"), with and into Bank of Montana System, a Montana corporation ("BMS"), pursuant to that certain Agreement and Plan of Reorganization dated as of September 13, 1993, by and between BMS and Norwest, and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In providing the foregoing consent, we do not admit that we are within the category of persons whose consent is required under
  Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      /s/ Dorsey & Whitney